Exhibit 4.1
Execution Version

TRICO SHIPPING AS
and
the Guarantors named herein

11 7/8% SENIOR SECURED NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 25, 2010
TO INDENTURE DATED AS OF OCTOBER 30, 2009

DEUTSCHE BANK NATIONAL TRUST COMPANY
(as successor trustee to Wells Fargo Bank, N.A.),
As Trustee

     This FIRST SUPPLEMENTAL INDENTURE, dated as of June 25, 2010 is among Trico Shipping AS, a Norwegian limited company (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee.
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of October 30, 2009 (as amended or supplemented, the “Indenture”), pursuant to which the Company has issued $400,000,000 in principal amount of 11 7/8% Senior Secured Notes due 2014 (the “Notes”);
     WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes; and
     WHEREAS, pursuant to a consent solicitation effected by means of a Consent Solicitation Statement dated June 17, 2010, (the “Consent Solicitation”), the Holders of a majority in aggregate principal amount of the outstanding Notes have validly consented to the adoption of the amendments set forth herein; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows :
ARTICLE 1
     Section 1.01 This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02 This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee, provided that the amendments to the Indenture set forth herein shall not be operative until (i) the Company notifies the Trustee that it has deposited funds with Deutsche Bank National Trust Company in its capacity as the tabulation agent for the Consent Solicitation (the “Tabulation Agent”), sufficient in amount to pay half of the consent fee of $5.00 per $1,000 principal amount of Notes, the Holders of which delivered a duly executed consent (and have not revoked such consent) to the amendments contemplated hereby in accordance with the terms of the Consent Solicitation (the “Eligible Holders”), and (ii) the Company shall have obtained waivers or consents or amendments from the lenders under the Working Capital Facility Agreement such that the execution of this supplemental indenture and the commencement by the Parent, Trico Marine Cayman and/or Trico Holdco of the

Parent Bankruptcy case shall not constitute a default thereunder, with terms and conditions of any such waivers, consents and amendments substantially similar to those hereunder (the “Preconditions,” and the date the Preconditions are satisfied being the “Effective Time”). The Company’s obligation to pay the consent fee is contingent upon the satisfaction of the Preconditions. Subject to the foregoing, half of the consent fee, which is to be deposited by the Company with the Tabulation Agent in furtherance of clause (i) above, will be paid promptly to Eligible Holders following the Effective Time and the other half of the consent fee (the “Second Payment”) will be paid to Eligible Holders no later than the 45th calendar day following the Effective Time. Such payments will be made by the Tabulation Agent, subject to the receipt by the Tabulation Agent (A) from the Company of sufficient funds to make such payments and (B) from the Eligible Holders of requisite instructions to make the payment to such holders by check or wire transfer. All references herein to amendments or provisions applicable during the Forbearance Period shall cease to have any effect after the expiration thereof, and any such provisions shall be reinstated as set forth in the original Indenture upon such expiration without further action; provided that actions taken during the Forbearance Period in compliance with any such amended provision of the Indenture shall not be deemed to violate the Indenture after such reinstatement.
     Section 1.03 Except as expressly provided in this First Supplemental Indenture, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Holder to protect and preserve its rights, remedies and interests in the bankruptcy cases of the Company and the Guarantors. If the amendments to the Indenture set forth herein shall not become operative, or this First Supplemental Indenture is terminated for any reason, the parties hereto fully reserve any and all of their rights and defenses.
ARTICLE 2
     Section 2.01 Section 1.01 of the Indenture is hereby amended to include the following definitions in the correct alphabetical order:
““Additional Notes” has the meaning provided in the Appendix attached hereto.”
““First Supplemental Indenture” means the First Supplemental Indenture, dated as of June 25, 2010, by and among the Company, the Guarantors and the Trustee.”
““Forbearance Period” means the period beginning at 12:01 AM EST on June 17, 2010 and ending on the earlier to occur of (i) one year following such date and (ii) the effective date of a plan of reorganization for the Parent, Trico Marine Cayman and/or Trico Holdco in the Parent Bankruptcy Case.”
““Letter of Credit Sublimit” means $15 million.”
““Parent Bankruptcy Case” means the commencement of a bankruptcy case by Parent, Trico Marine Cayman and/or Trico Holdco under chapter 11 of title 11 of the United States Code or any other state or foreign bankruptcy statute.”
     Section 2.02 The definition of “Collateral” in Section 1.01 of the Indenture is hereby amended by replacing the period at the end of the last paragraph thereof with the following:

“; provided that, for the avoidance of doubt, to the extent that a letter of credit (other than a letter of credit outstanding under the Working Capital Facility Agreement) is permitted to be cash collateralized pursuant to clause (22) of the definition of “Permitted Liens”, neither the Trustee nor any of the Noteholders shall have a Lien on the amounts deposited in a deposit account or securities account to cash collateralize such letter of credit so long as such letter of credit or any related obligations remain outstanding.”
     Section 2.03 The definition of “Permitted Collateral Liens” in Section 1.01 of the Indenture is hereby amended by deleting the words “(19) and (21)” in clause (i) thereof and replacing them with the words “(19), (21) and (22)”.
     Section 2.04 The definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended by deleting the word “and” at the end of clause (20), replacing the period at the end of clause (21) with a semi-colon followed by the word “and” and adding the following clause after clause (21) thereof:
“(22)	to the extent that any letter of credit permitted under clause (14) of Section 4.07 has been cash collateralized, the Lien of the issuer of such letter of credit on such cash so long as such letter of credit or any related obligations remain outstanding.”
     Section 2.05 Section 2.01(b) of the Indenture is hereby amended to replace the word “Appendix.” at the end of the last sentence with the following:
“Appendix or the issuance of Additional Notes.”
     Section 2.06 The last sentence of the fourth paragraph of Section 2.02 of the Indenture is hereby amended to replace the word “delivered” with the following:
“delivered. This procedure shall also be followed on any subsequent issue date for any Additional Notes to be issued under the Indenture.”
     Section 2.07 Clause (1) of the second paragraph of Section 4.07 of the Indenture is hereby amended to replace the words “$50.0 million” at the end thereof with the following:
“$65.0 million reduced by the principal amount of Notes repurchased by the Company; provided, however, that the reduction pursuant to this clause (1) shall not reduce the Indebtedness that may be incurred pursuant to this clause (1) below $50 million”
     In addition, references in the definitions of Working Capital Facility Agreement and Working Capital Facility Obligations in the Indenture to “$50.0 million” shall instead be deemed to refer to the amount of Indebtedness that may be incurred pursuant to clause (1) of the second paragraph of Section 4.07 of the Indenture, as amended above.
     Section 2.08 Clause (3) of the second paragraph of Section 4.07 of the Indenture is hereby amended and restated to state as follows:

“(3) the incurrence by Holdings and the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees;”
     Section 2.09 Section 4.07 of the Indenture is hereby amended by deleting the word “and” at the end of clause (12), replacing the period at the end of clause (13) with a semi-colon followed by the word “and” and inserting the following clause after clause (13) thereof:
“(14) the incurrence by Holdings or the Company of Indebtedness in respect of letters of credit provided, that the aggregate outstanding and undrawn amounts under all such letters of credit shall not at any time exceed the Letter of Credit Sublimit.”
     Section 2.10 Section 4.08 of the Indenture is hereby amended:
     (a) to delete clause (8) of the second paragraph thereof;
     (b) to renumber clauses (9), (10) and (11) of the second paragraph thereof as clauses (8), (9) and (10), respectively, and
     (c) to add after clause (10) of the second paragraph thereof (as revised by the changes set forth in this Section 2.09), the following paragraph:
     “Notwithstanding the foregoing, during the Forbearance Period, not more than $5 million in the aggregate may be paid as a Restricted Payment to Trico Marine Cayman, Trico Holdco or the Parent pursuant to the immediately preceding paragraph; provided, however, if an Event of Default has occurred and is continuing at the time of such payment, then no Restricted Payment to Trico Marine Cayman, Trico Holdco or the Parent may be made.”
     Section 2.11 During the Forbearance Period, Article IV of the Indenture is amended to add after Section 4.32 thereof the following covenants:
     (a) Section 4.33.
(1) Minimum Cash
     The Company, the Subsidiary Guarantors and Holdings, on a consolidated basis, shall maintain as of the end of each fiscal month beginning June 30, 2010 cash and Cash Equivalents (in each case, free of Liens other than those in favor of the Collateral Agent) (“Liquidity”) of not less than $20 million; provided, however, that in lieu of the foregoing, (i) solely for the month of June 2010, unless prior to the end of such month the Company shall have issued Additional Notes or completed other financing arrangements permitted under clause (1) of the second paragraph of Section 4.07, Liquidity may not be less than $10 million; and (ii) solely for the months of February and March 2011, unless prior to the end of either such month the Company shall have received $12,870,000 or more of the anticipated refunds relating to the termination of the Existing Option Construction Contracts, Liquidity may be not less than $15 million. The Company shall deliver to the Trustee an Officer’s Certificate, in the form attached hereto as Exhibit C, and a detailed computation of its Liquidity no later than the 10th calendar day following the end of each fiscal month beginning with the month ended June 30, 2010. If the

Liquidity threshold to be met at the end of June 2010 is $10 million pursuant to clause (i) above, then the Company, the Subsidiary Guarantors and Holdings, on a consolidated basis, shall also maintain at July 15, 2010, Liquidity of not less than $20 million and the Company shall deliver to the Trustee an Officer’s Certificate, substantially in the form attached hereto as Exhibit C, and a detailed computation of its Liquidity no later than the 10th calendar day after July 15, 2010.
(2) Minimum Monthly EBITDA
     Holdings shall have Consolidated Cash Flow for the preceding twelve-month period (“LTM Consolidated Cash Flow”) measured as of the end of each fiscal month of Holdings of at least the required amount set forth in the following table for each applicable month set forth above such amount:

6/30/	7/31/	8/31/	9/30/	10/31/	11/30/	12/31/	1/31/	2/28/	3/31/	4/30/	5/31/	6/30/
2010	2010	2010	2010	2010	2010	2010	2011	2011	2011	2011	2011	2011
$57.1	$54.8	$51.0	$45.9	$53.4	$58.5	$61.0	$65.3	$72.8	$69.9	$75.6	$76.9	$80.1
     Holdings shall deliver to the Trustee an Officer’s Certificate, in the form attached here to as Exhibit D, and a detailed computation of its LTM Consolidated Cash Flow no later than the 30th calendar day following the end of each fiscal month beginning with the month ended June 30, 2010. The Parent will treat the delivery to the Trustee of an Officer’s Certificate pursuant to Section 4.33 of the Indenture as a Form 8-K triggering event under Item 8.01 thereof and may, in lieu of filing the Officer’s Certificate on a Form 8-K, post such certificate on its website.
     (b) Section 4.34. During the Forbearance Period, in addition to the interest rate borne by the Notes, the Notes shall bear additional interest on unpaid principal amounts at the rate of 2.0% per annum; provided, however, that no Additional Notes will be paid additional interest pursuant to this Section 4.34 (unless expressly provided in the terms thereof). All references in this Indenture to “interest” shall be deemed to include such additional interest to the extent then applicable.
     Section 2.12 Section 6.01 of the Indenture is hereby amended as follows:
     (a) during the Forbearance Period, to amend clause (1) thereof to change the existing reference to “30 days” to “5 days”;
     (b) to amend clause (4) thereof to change the existing reference to “60 days” to “30 days”;
     (c) during the Forbearance Period, to amend and restate clause (5) thereof to read in its entirety as follows:
     “(5) default under any mortgage, indenture or instrument (other than the Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Guarantor (other than Parent, Trico Marine Cayman and/or Trico Holdco) (or the payment of which is guaranteed by the

Company or any Guarantor (other than Parent, Trico Marine Cayman and/or Trico Holdco)), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
     (a) is caused by a failure to make any payment when due (or effect any cash collateralization of letters of credit when required) at the final maturity of such Indebtedness; or
     (b) entitles the holders thereof to cause the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal (or face) amount of any such Indebtedness, together with the principal (or face) amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred, aggregates $5.0 million or more;” and
     (d) during the Forbearance Period, to delete the word “or” at the end of clause (12), replace the period at the end of clause (13) with a semi-colon and adding the following clauses after clause (13) thereof:
“(14)	Failure by the Company or the Parent, as applicable, to pay (i) within the period of time set forth in the respective agreement below following receipt by the Company or the Parent of invoices, the reasonable fees or expenses owed to (A) Dechert LLP under that certain Reimbursement Agreement, dated June 14, 2010, or (B) GLC Advisors & Co., LLC under that certain Letter Agreement, dated June 7, 2010, in each case for services rendered pursuant to such agreements or (ii) the Second Payment (as defined in the First Supplemental Indenture) no later than the 45th calendar day following the Effective Time (as defined in the First Supplemental Indenture); or

(15)	The appointment of a chapter 11 trustee or examiner with expanded powers in any of the Parent Bankruptcy Cases or the conversion of any Parent Bankruptcy Case to a case under chapter 7 of the Bankruptcy Law.”
     (e) during the Forbearance Period, to include the following paragraph after clause (15):
“Notwithstanding the foregoing, until the expiration of the Forbearance Period, all references in clauses (4), (5), (7), (9) and (10) of this Section 6.01 to a “Guarantor” shall be deemed not to include the Parent, Trico Marine Cayman and/or Trico Holdco. For the avoidance of doubt, until the expiration of the Forbearance Period, the commencement and continuation of a Parent Bankruptcy Case shall be deemed not to result in any Default, Event of Default or a breach of any other covenant or term of the Indenture; provided, however, that rights of the Trustee and the Holders of the Notes to enforce the obligations of Parent, Trico Marine Cayman and/or Trico Holdco under their Note Guarantees are expressly reserved.”

     Section 2.13 Section 1.1 of the Appendix to the Indenture is hereby amended to include the following definition in the correct alphabetical order:
““Additional Notes” means notes that may be issued from time to time in addition to the Notes issued on the Issue Date (or in exchange therefore) in an aggregate principal amount up to $65.0 million reduced by the aggregate principal amount of additional Indebtedness and letters of credit incurred and outstanding under clause (1) of the second paragraph of Section 4.07 of the Indenture, which notes shall be identical to the Notes issued on the Issue Date except, notwithstanding anything in the Indenture to the contrary, that the interest rate and the amount payable on such notes on the first interest payment date may differ, and if there are such differences, such additional notes shall be treated as a separate series of notes for purposes of registration of ownership and transfer upon exchange or otherwise. The Additional Notes shall be in the form contemplated by this Indenture, subject to any changes necessary to reflect any such differences.”
     Section 2.14 Section 1.1 of the Appendix to the Indenture is hereby amended by amending and restating the definition of “Initial Notes” to read as follows:
““Initial Notes” means (1) $400,000,000 aggregate principal amount of 11 7/8% Senior Secured Notes due 2014 issued pursuant to the Indenture on the Issue Date, (2) Additional Notes and (3) any Notes issued pursuant to section 2.3(b)(ii) in exchange for any Initial Notes.”
     Section 2.15 Section 1.1 of the Appendix to the Indenture is hereby amended by amending and restating the definition of “Registration Rights Agreement” to read as follows:
““Registration Rights Agreement” means the Registration Rights Agreement dated October 30, 2009 among the Company, the Guarantors and the Initial Purchasers, or any similar registration rights agreement entered into in connection with the issuance of Additional Notes.”
     Section 2.16 The first sentence of Section 2.2 of the Appendix to the Indenture is hereby amended by deleting the word “and” at the end of clause (1) and replacing the words “Initial Notes” with the following:
“Initial Notes and (3) at any time or, from time to time, the Additional Notes”.
     Section 2.17 During the Forbearance Period, the Indenture is hereby amended by adding Annex A hereto as Exhibit C thereto and by adding Annex B hereto as Exhibit D thereto.
     Section 2.18 The Trustee and Collateral Agent are authorized to enter into such other amendments to the Security Documents as are necessary to reflect the issuance of the Additional Notes and such other changes contemplated by this First Supplemental Indenture.
     Section 2.19 If, prior to the Effective Time, a Default or Event of Default has occurred under clauses (4), (5), (7), (9) and (10) of Section 6.01 of the Indenture with respect to the Parent, Trico Marine Cayman and/or Trico Holdco, including because of the commencement and continuation of a Parent Bankruptcy Case, or an acceleration of any indebtedness of a Parent Entity, then this supplemental indenture shall be deemed to (i) constitute a waiver of any such Defaults and Events of Default under the Indenture and (ii) rescind any acceleration of the Notes caused by or based on such Defaults or Events of Default, and any acceleration or right to accelerate the Notes based on such Defaults and Events of Default shall be revoked and any such acceleration of the Notes shall be deemed rescinded. Such waiver and rescission will be affected pursuant to sections 6.02 and 6.04 of the Indenture, as applicable.
     Section 2.20 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 2.21 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company and the undersigned Guarantors.
     Section 2.22 THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 2.23 The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

Trico Shipping AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

GUARANTORS Trico Supply AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

Trico Marine Services, Inc.
By	/s/ Richard A. Bachmann
	Name:	Richard A. Bachmann
	Title:	Chief Executive Officer

Trico Marine Cayman, L.P.
By	Trico Holdco LLC, General Partner
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	President

Trico Holdco LLC
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	President

[Signature Page to Supplemental Indenture]

DeepOcean Shipping AS
By	/s/ Mads Bardsen
	Name:	Mads Bardsen
	Title:	Chairman

DeepOcean Shipping II AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DeepOcean Shipping III AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

Trico Subsea AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

Trico Subsea Holding AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

[Signature Page to Supplemental Indenture]

DeepOcean AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DeepOcean Brasil Servicos LTDA.
By	/s/ Tomás Salazar
	Name:	Tomás Salazar
	Title:	Director

DeepOcean Maritime AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DeepOcean Subsea Services Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean UK LTD.
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

DeepOcean BV
By	/s/ Mads Bardsen
	Name:	Mads Bardsen
	Title:	Director

DeepOcean Management AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DeepOcean de Mexico S. de R.L. de C.V.
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Manager

Trico Supply (UK) Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Albyn Marine Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

Servicios Profesionales de Apoyo Especializado, S. de R.L. de C.V.
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Manager

Servicios de Soporte Profesional Administrativo, S. de R.L. de C.V.
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Manager

CTC Marine Projects Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

CTC Marine Norway AS
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

CTC Marine Projects (Guernsey) Limited
By	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

[Signature Page to Supplemental Indenture]

Deutsche Bank National Trust Company, as Trustee
By	/s/ George Kubin
	Name:	George Kubin
	Title:	Vice President

[Signature Page to Supplemental Indenture]

Annex A
TRICO SHIPPING AS
Officer’s Certificate
     This Officer’s Certificate is given by the undersigned pursuant to Section 4.33(1) of the Indenture dated as of October 30, 2009 (as amended or supplemented, the “Indenture”), among Trico Shipping AS, as issuer (the “Company”), the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee, relating to the 11 7/8% Senior Secured Notes due 2014 of the Company (the “Notes”).
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     The undersigned hereby certifies as follows:
     1. I hold the office in respect of the Company indicated under my signature below.
     2. I have read Section 4.33(1) of the Indenture pertaining to this Officer’s Certificate, together with all definitions set forth in the Indenture relevant to such section.
     3. A review of the activities of the Company and the Subsidiary Guarantors during the preceding fiscal month (the “Reporting Period”) of the Company has been made under my supervision with a view to determining whether or not the Company has kept, observed, performed and fulfilled the covenant contained in Section 4.33(1) of the Indenture. In addition, I have made such other examination or investigation as is necessary to enable me to express an informed opinion on the matters referred to in Section 4.33(1) of the Indenture.
     4. To the best of my knowledge, the Company has kept, observed, performed and fulfilled the covenant contained in Section 4.33(1) of the Indenture.
     5. Attached as Exhibit A to this Officer’s Certificate is a computation of the Liquidity of the Company, the Subsidiary Guarantors and Holdings, on a consolidated basis, for the Reporting Period.

Annex A-1

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this ___ day of                     , 201__ [within 10 calendar days of month-end, beginning with June 2010].

By
	Name:	[Any authorized officer]
Title:

Annex A-2

Annex B
TRICO SHIPPING AS
Officer’s Certificate
     This Officer’s Certificate is given by the undersigned pursuant to Section 4.33(2) of the Indenture dated as of October 30, 2009 (as amended or supplemented, the “Indenture”), among Trico Shipping AS, as issuer (the “Company”), the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee, relating to the 11 7/8% Senior Secured Notes due 2014 of the Company (the “Notes”).
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     The undersigned hereby certifies as follows:
     1. I hold the office in respect of the Company indicated under my signature below.
     2. I have read Section 4.33(2) of the Indenture pertaining to this Officer’s Certificate, together with all definitions set forth in the Indenture relevant to such section.
     3. A review of the activities of the Company and the Subsidiary Guarantors during the preceding fiscal month (the “Reporting Period”) of the Company has been made under my supervision with a view to determining whether or not the Company has kept, observed, performed and fulfilled the covenant contained in Section 4.33(2) of the Indenture. In addition, I have made such other examination or investigation as is necessary to enable me to express an informed opinion on the matters referred to in Section 4.33(2) of the Indenture.
     4. To the best of my knowledge, the Company has kept, observed, performed and fulfilled the covenant contained in Section 4.33(2) of the Indenture.
     5. Attached as Exhibit A to this Officer’s Certificate is a computation of the LTM Consolidated Cash Flow of Holdings for the Reporting Period.

Annex B-1

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this ___ day of                     , 201__ [within 30 calendar days of month-end, beginning with June 2010].

By
	Name:	[Any authorized officer]
Title:

Annex B-2